AMENDMENT NUMBER ONE TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NUMBER ONE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "First Amendment"), is entered into as of November 14, 1997, between DARLA L.L.C., a Delaware limited liability company ("Lender"), with a place of business located at 450 Park Avenue, 28th Floor, New York, New York, 10022, and SPICE ENTERTAINMENT COMPANIES, INC., a Delaware corporation ("Borrower"), with its chief executive office located at 536 Broadway, 7th Floor, New York, New York, 10012.

                                    RECITALS

         A. Borrower and Madeleine L.L.C., a New York limited liability company ("Madeleine"), previously have entered into that certain Loan and Security Agreement, dated as of January 15, 1997 (as amended, modified, renewed or extended from time to time, the "Loan Agreement"), pursuant to which Madeleine made certain loans and financial accommodations available to Borrower.

         B. Pursuant to the terms of that certain Assignment And Acceptance Agreement, dated as of March 10, 1997, between Madeleine and Lender, Madeleine assigned to Lender, among other things, all rights and obligations of Madeleine under the Loan Agreement.

         C. Borrower and Lender have entered into as of March 1, 1997, that certain Amended and Restated Loan and Security Agreement (the "Amended Loan Agreement"), pursuant to which the Loan Agreement was amended and restated in order to provide that each of the references to Madeleine in the Loan Documents should now refer to Lender. Any and all capitalized terms used herein without definition shall have the meanings ascribed to them in the Amended Loan Agreement.

         D. Lender is willing to make the modifications to the Amended Loan Agreement under the terms and conditions set forth in this First Amendment. Borrower is entering into this First Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender's rights or remedies as set forth in the Amended Loan Agreement is being waived or modified by the terms of this First Amendment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

         1.       Amendment to the Amended Loan Agreement.

                           a.       Section 1.1 of the Amended Loan Agreement
is hereby amended by adding the following definitions in alphabetical order:

         "First Amendment" means that certain Amendment Number One To Amended And Restated Loan And Security Agreement, dated as of November 14, 1997, between Lender and Borrower.

         "Guaranty Reaffirmation and Consent" means that certain guaranty reaffirmation and consent, dated as of November 14, 1997, by Guarantors in favor of Lender.

b. The following definitions contained in Section 1.1 of the Amended Loan Agreement hereby are deleted in their entirety and the following hereby are substituted in lieu thereof:

                  "Loan Documents" means this Agreement, the First Amendment, the Disbursement Letter, the Pay-Off Letter, the Concentration Account Agreements, the Guaranty, the Guarantor Security Agreement, the Guaranty Reaffirmation and Consent, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreements, the Collateral Assignments of Transponder Agreement, any note or notes executed by Borrower and payable to Lender, and any other agreement entered into, now or in the future, in connection with this Agreement.

                  "Term Loan" has the meaning set forth in Section 2.2.

                           c.       The Financial Covenants set forth in Section
7.20 of the Amended Loan Agreement hereby are amended to read in their entirety as follows:

                  7.20     Financial Covenants.  Fail to maintain:

                  Current Ratio. A ratio of Consolidated Current Assets divided by Consolidated Current Liabilities of at least .25: 1.0, measured on a fiscal quarter-end basis;

                  Tangible Net Worth. Tangible Net Worth of at least ($9,000,000), measured on a fiscal quarter-end basis.

                  Adjusted EBITDA. Adjusted EBITDA for the applicable quarter of not less than the relevant amount for the applicable quarter set forth in the following table, measured on a fiscal quarter-end basis:

      Period Ending                    Minimum Adjusted EBITDA
  --------------------               ---------------------------
      12/31/97                               $1,200,000
      03/31/98                               $1,200,000
      06/30/98                               $1,300,000
      09/30/98                               $2,885,000
      12/31/98                               $3,615,000
      03/31/99                               $4,700,000

                           d.       Revenues.  Revenues of not less than the
relevant amount for the applicable quarter set forth in the following table, measured on a fiscal quarter-end basis:


      Period Ending                       Minimum Revenues
---------------------                 ------------------------
      12/31/97                               $7,100,000
      03/31/98                               $7,300,000
      06/30/98                               $13,065,000
      09/30/98                               $15,382,000
      12/31/98                               $15,978,000
      03/31/99                               $16,248,000

         2. Waiver. Lender hereby waives Borrower's compliance with the Financial Covenants for the quarter ending on September 30, 1997, set forth in Section 7.20 of the Amended Loan Agreement.

         3. Effectiveness of this First Amendment. Lender must have received the following items, in form and content acceptable to Lender, before this First Amendment is effective and before Lender is required to extend any credit to Borrower under the Amended Loan Agreement. The date on which all of the following conditions have been satisfied is the "Closing Date."

                           (a)      Amendment.  This First Amendment fully
                  executed in a sufficient number of counterparts for
     `            distribution to Lender and Borrower.

                           (b) Representations and Warranties. The Representations and Warranties set forth in the Amended Loan Agreement must be true and correct.

                           (c) Consents. Lender has received counterparts of the
                  Reaffirmation And Consent appended hereto (the "Consent") executed by each of the Guarantors (such Guarantors, together with the Borrower, each a "Loan Party" and, collectively, the "Loan Parties").

                           (d) Other Required Documentation. All other documents
                  and legal matters in connection with the transactions contemplated by this First Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

                           (e) Payment of Modification Fee. Lender shall have
                  received from Borrower a fee of $150,000 for the processing and approval of this First Amendment; such fee to be payable by being added to the principal balance of the Term Loan and, thereafter, to accrue interest at the rate applicable to the Term Loan and to be repaid in accordance with the terms applicable to the Term Loan.

         4. Representations and Warranties. The Borrower represents and warrants as follows:

                           (a) Authority. The Borrower and each other Loan Party
                  has the requisite corporate power and authority to execute and deliver this First Amendment or the Consent, as applicable, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by the Borrower of this First Amendment and by each other Loan Party of the Consent, and the performance by each Loan Party of each Loan Document (as amended or modified hereby) to which it is a party have been duly approved by all necessary corporate action of such Loan Party and no other corporate proceedings on the part of such Loan Party are necessary to consummate such transactions.

                           (b) Enforceability. This First Amendment has been
                  duly executed and delivered by the Borrower. The Consent has been duly executed and delivered by each Guarantor. This First Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Loan Party hereto or thereto, enforceable against such Loan Party in accordance with its terms, and is in full force and effect.

                           (c) Representations and Warranties. The
                  representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

                           (d) No Default. No event has occurred and is continuing that constitutes an Event of Default.

         5. Choice of Law. The validity of this First Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York governing contracts only to be performed in that State.

         6. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this First Amendment or the Consent by telefacsimile shall be effective as delivery of a manually executed counterpart of this First Amendment or such Consent.

         7.       Reference to and Effect on the Loan Document.

                           (a) Upon and after the effectiveness of this First
                  Amendment, each reference in the Amended Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Amended Loan Agreement, and each reference in the other Loan Documents to "the Amended Loan Agreement", "thereof" or words of like import referring to the Amended Loan Agreement, shall mean and be a reference to the Amended Loan Agreement as modified and amended hereby.

                           (b) Except as specifically amended above, the Amended
                  Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.

                           (c) The execution, delivery and effectiveness of this
                  First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                           (d) To the extent that any terms and conditions in
                  any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Amended Loan Agreement, after giving effect to this First Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Amended Loan Agreement as modified or amended hereby.

         8. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Amended Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.


         9.       Estoppel. To induce Lender to enter into this First
Amendment and to continue to make advances to Borrower under the Amended Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this First Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment, as of the date first above written.


                             SPICE ENTERTAINMENT COMPANIES, INC.
                             a Delaware corporation



                             By:     /s/ J. Roger Faherty
                                     ___________________________________________
                                     J. Roger Faherty
                             Title:  Chairman and Chief Executive Officer



                             DARLA L.L.C., a Delaware limited liability company



                             By:     /s/ Kevin P. Genda
                                     __________________________________________
                                     Kevin P. Genda, Attorney-in-Fact

                       GUARANTY REAFFIRMATION AND CONSENT

                          Dated as of November 14, 1997

         The undersigned, as Guarantors under the Guaranty and Guarantor Security Agreement (as such terms are defined in and under the Amended and Restated Loan And Security Agreement referred to in the foregoing Amendment Number One To Amended And Restated Loan And Security Agreement dated as of November 14, 1997, between Spice Entertainment Companies, Inc., a Delaware corporation, and Darla L.L.C., a Delaware limited liability company (hereinafter "First Amendment"), each hereby consents and agrees to the said First Amendment and hereby confirms and agrees that the Guaranty and Guarantor Security Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

CPV Productions, Inc., a Delaware           Spice International, Inc.,
corporation                                 a Delaware corporation


By  /s/ J. Roger Faherty                  By /s/ J. Roger Faherty
    _______________________________          _______________________________
        J. Roger Faherty                         J. Roger Faherty
        Chief Executive Officer                  Chairman


Cable Video Store, Inc., a Delaware         Magic Hour Pictures, Inc.,
corporation                                 a California corporation

By  /s/ J. Roger Faherty                  By /s/ J. Roger Faherty
    _______________________________          _______________________________
        J. Roger Faherty                         J. Roger Faherty
        Chairman                                 Chairman

Spice Direct, Inc.,                          Spice Networks, Inc.,
a Delaware corporation                       a New York corporation


By  /s/ J. Roger Faherty                  By /s/ J. Roger Faherty
    _______________________________          _______________________________
        J. Roger Faherty                         J. Roger Faherty
        Chief Executive Officer                  Chairman


Guest Cinema, Inc.,                          Spice Productions, Inc.,
a Delaware corporation                       a Nevada corporation

By  /s/ J. Roger Faherty                  By /s/ J. Roger Faherty
    _______________________________          _______________________________
        J. Roger Faherty                         J. Roger Faherty
        Chairman                                 Chairman